EXHIBIT 5


                                  July 2, 1996


Brazil Fast Food Corp.
Praia do Flamengo
200-22o. Andar
CEP 22210-030  Rio de Janeiro
Brasil

         Re:      Registration Statement on Form S-3
                  Under the Securities Act of 1933

Ladies and Gentlemen:

     In our capacity as counsel to Brazil Fast Food Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S- 3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 542,000 shares of common stock, $.0001 par value, of the Company which are being offered for resale by the several persons whose respective names are set forth under the caption "Selling Stockholders" in the prospectus comprising a portion of the Registration Statement (collectively, the "Stock").

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws


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Brazil Fast Food Corp.
July 2, 1996
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          of the State of Delaware.

     (2) The Stock has been duly and validly authorized and is validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.

                                               Very truly yours,

                                               PARKER DURYEE ROSOFF & HAFT


                                               By:/s/Ira Roxland
                                                  ---------------------------
                                                  A Member of the Firm